================================================================================

                                  SCHEDULE 14A
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as Permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Section 240.14a-12

                           NATIONAL RECORD MART, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.

[ ]  $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

     (1) Title of each class of securities to which transaction applies: _______

     (2) Aggregate number of securities to which transaction applies: __________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction: ______________________

     (5) Total fee paid: _______________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: _______________________________________________

     (2) Form, Schedule or Registration Statement No.: _________________________

     (3) Filing Party: _________________________________________________________

     (4) Date Filed: ___________________________________________________________

================================================================================

                           NATIONAL RECORD MART, INC.
                                507 FOREST AVENUE
                          CARNEGIE, PENNSYLVANIA 15106

                                 AUGUST 23, 2000

Dear Stockholder:

                  You are cordially invited to attend the 2000 Annual Meeting of Stockholders (the "Annual Meeting") of National Record Mart, Inc. (the "Company").

                           Place:           James H. Reed Building
                                            435 Sixth Avenue, Ninth Floor
                                            Pittsburgh, Pennsylvania 15219

                           Date:            Thursday, September 21, 2000

                           Time:            9:30 a.m. local time

                  The Notice of the Annual Meeting and Proxy Statement accompany this letter. The Proxy Statement describes the business to be transacted at the Annual Meeting and provides other information concerning the Company. The principal business to be transacted at the Annual Meeting will be (i) election of six directors, (ii) ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending March 31, 2001 and (iii) such other business as may properly come before the Annual Meeting and any adjournments thereof. The board of directors of the Company (the "Board of Directors") recommends that stockholders vote for (i) the election of the nominated directors and (ii) the ratification of the appointment of Ernst & Young LLP.

                 We know many of our stockholders will be unable to attend the Annual Meeting. Proxies are therefore solicited so that each stockholder has an opportunity to vote on all matters that are scheduled to come before the meeting. Whether or not you plan to attend the Annual Meeting, we hope you will have your stock represented by marking, signing, dating and returning your proxy card in the enclosed envelope as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy card. You may, of course, attend the Annual Meeting and vote in person even if you have previously returned your proxy card.

                                          Sincerely,


                                          /s/ WILLIAM A. TEITELBAUM
                                          --------------------------------------
                                          William A. Teitelbaum
                                          President, Chief Executive Officer and
                                          Chairman of the Board

--------------------------------------------------------------------------------
                                   IMPORTANT
A PROXY CARD IS ENCLOSED. ALL STOCKHOLDERS ARE URGED TO COMPLETE AND MAIL THE PROXY CARD PROMPTLY. THE ENCLOSED ENVELOPE FOR RETURN OF THE PROXY CARD REQUIRES NO POSTAGE. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY PERSONALLY VOTE ON ALL MATTERS THAT ARE CONSIDERED IN WHICH EVENT THE SIGNED PROXY WILL BE REVOKED.

                    IT IS IMPORTANT THAT YOUR STOCK BE VOTED
--------------------------------------------------------------------------------

                                   [NRM LOGO]

                           NATIONAL RECORD MART, INC.
                                507 FOREST AVENUE
                          CARNEGIE, PENNSYLVANIA 15106

          NOTICE OF ANNUAL MEETING OF STOCKHOLDERS--SEPTEMBER 21, 2000

                  Notice is hereby given of the Annual Meeting of Stockholders of National Record Mart, Inc. (the "Company"), which will be held at the James
H. Reed Building, 435 Sixth Avenue, 9th Floor, Pittsburgh, Pennsylvania, at 9:30 a.m. (local time) on Thursday, September 21, 2000, for the following purposes:

         (1) To elect six directors of the Company to serve until the next annual meeting and until their successors are elected and qualified;

         (2) To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending March 31, 2001; and

         (3) To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

                  Only stockholders of record at the close of business on August 1, 2000 are entitled to notice of and to vote at this Annual Meeting and any adjournments thereof. A complete list of the stockholders entitled to vote will be available during the period ten (10) days prior to the date of the Annual Meeting for examination by any stockholder, for any purpose appropriate to the Annual Meeting, during ordinary business hours at 507 Forest Avenue, Carnegie, Pennsylvania.

                  Your vote is important. A proxy and return envelope are enclosed for your convenience. Please complete and return your proxy card as promptly as possible.

                                             By Order of the Board of Directors,

                                                     /s/ THERESA CARLISE
                                                    --------------------
                                                       THERESA CARLISE
                                                          Secretary

Pittsburgh, PA
August 23, 2000

         IMPORTANT: YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY. A RETURN ENVELOPE REQUIRING NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR YOUR CONVENIENCE. PROMPT RETURN OF THE PROXY WILL ASSURE A QUORUM AND SAVE THE COMPANY UNNECESSARY EXPENSE. YOUR PROXY MAY BE WITHDRAWN BY YOU AT ANY TIME BEFORE IT IS VOTED.

August 23, 2000


                           NATIONAL RECORD MART, INC.
                                507 FOREST AVENUE
                          CARNEGIE, PENNSYLVANIA 15106

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 21, 2000


                               GENERAL INFORMATION

                  This Proxy Statement is furnished to the stockholders of National Record Mart, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, September 21, 2000 at the James H. Reed Building, 435 Sixth Avenue, Pittsburgh, Pennsylvania.

                  A copy of the Notice of Annual Meeting of Stockholders accompanies this Proxy Statement. The 2000 Annual Report to the Stockholders (which does not form a part of the proxy solicitation materials), including the financial statements of the Company for the fiscal year ended March 25, 2000 ("Fiscal Year 2000"), is enclosed herewith. It is anticipated that the mailing of this Proxy Statement and the form of proxy will commence on August 23, 2000.


                       RECORD DATE AND OUTSTANDING SHARES

                  The Company has only one class of voting securities, its common stock, par value $.01 per share (the "Common Stock"). On the record date, August 1, 2000, 5,051,667 shares of Common Stock were outstanding. Each stockholder of record at the close of business on August 1, 2000 will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the meeting. Stockholders are not entitled to cumulative voting rights in the election of directors.

                                QUORUM AND VOTING

                  The Bylaws of the Company provide that a majority of the shares of Common Stock issued and outstanding and entitled to vote, present in person or by proxy, will constitute a quorum at the Annual Meeting. Votes at the Annual Meeting will be tabulated by the Secretary of the Company. Shares of the Common Stock represented by a properly signed and returned proxy will be considered as present at the Annual Meeting for purposes of determining a quorum.

                  The shares represented by any proxy given pursuant to this solicitation will be voted at the Annual Meeting in accordance with the choice specified on the proxy. In the event no choice is specified on the proxy, the shares represented by such proxy will be voted FOR (i) election of the nominees for directors set forth herein and (ii) ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending March 31, 2001. Directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors. The appointment of Ernst & Young LLP each will be ratified if the proposal receives the affirmative vote of the majority of the shares present in person or by proxy at the meeting and entitled to vote on such matter. Proxies will be received and tabulated by Chase Mellon Shareholder Services, the Company's transfer agent.

                  So far as is presently known, there is no business to be transacted at the Annual Meeting other than that referred to in the Notice of Annual Meeting of Stockholders and described herein and it is not anticipated that other matters will be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, or if any of the persons named to serve as directors or as auditor should decline or be unable to serve, the persons named in the proxy will vote on the same in accordance with their discretion. Shares which are present, or represented by proxy, at the Annual Meeting will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to vote ("abstentions") or whether a broker with discretionary authority fails to exercise its discretionary authority to vote ("broker non-votes"). Abstentions and broker non-votes have no effect on the determination of whether a plurality exists with respect to a given nominee for director. On any other matters properly coming before the Annual Meeting, abstentions shall have the effect of voting against any such proposal and broker non-votes shall have no effect in determining the number of votes casts either for or against any such proposal.

                            REVOCABILITY OF PROXIES

                  A proxy may be revoked by the person giving it before it is voted by (i) delivering to the Secretary of the Company, at the address listed at the beginning of this Proxy Statement, a written notice of revocation which must be signed in exactly the same manner as the proxy, (ii) filing with the Secretary of the Company a duly executed proxy which bears a later date or (iii) delivering a signed, written revocation to the Inspector of Elections at the Annual Meeting. Revocations and subsequent proxies will be honored only if received at the Company's offices on or before September 14, 2000 or delivered to the Inspector of Elections at the Annual Meeting prior to the convening thereof. Presence at the Annual Meeting alone will not revoke the proxy.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

                  The following table sets forth certain information as to the beneficial ownership of the Common Stock by (i) each current director or nominee for director, (ii) each executive officer listed in the Summary Compensation Table, (iii) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock and (iv) all directors, nominees for directors and executive officers of the Company as a group. The information in the table and the related footnotes pertaining to directors and executive officers is based upon data furnished to the Company by or on behalf of such persons. The address for each of the directors of the Company is c/o National Record Mart, Inc., 507 Forest Avenue, Carnegie, PA 15106. Unless otherwise indicated, each of the following stockholders has sole voting and sole investment power with respect to the shares beneficially owned by such stockholder.


                                                                        Shares Beneficially Owned

            NAME AND ADDRESS                                      NUMBER                         PERCENT
            ----------------                                      ------                         -------
William A. Teitelbaum                                         1,366,558(1)                         25.9%

Theresa Carlise                                                  22,243(2)                            *

Irwin B. Goldstein                                               19,900(3)                            *

Samuel S. Zacharias                                              80,765(4)                          1.6%

David Lang                                                        6,000                               *

                                                                        Shares Beneficially Owned

            NAME AND ADDRESS                                      NUMBER                         PERCENT
            ----------------                                      ------                         -------
Michele A. Teitelbaum                                           309,800(5)                          6.1%
16 Carlisle Drive
Old Brookville, NY  11545

Dimensional Fund Advisors Inc.                                  280,700(6)                          5.6%
1299 Ocean Avenue, 11th Floor
Santa Monica, California  90401

All executive officers and directors as                       1,508,566(7)                         28.2%
a group (7 persons)

*Less than 1%


     (1) Includes 230,000 shares subject to options exercisable and 129,950 shares held by the National Record Mart, Inc. Profit Sharing Plan and Trust of which Mr. Teitelbaum is trustee and as to which shares Mr. Teitelbaum has voting and investment power. Also includes 29,600 shares held by Remsen Funding Corp., an affiliate of Mr. Teitelbaum and 12,300 shares held by Mr. Teitelbaum's children as to which shares Mr. Teitelbaum disclaims beneficial ownership. Excludes 309,800 shares owned by Mr. Teitelbaum's wife, Michele A. Teitelbaum, as to which shares Mr. Teitelbaum disclaims beneficial ownership.

     (2)  Includes 13,300 shares subject to options exercisable.

     (3)  Includes 15,000 shares subject to options exercisable.

     (4) Includes 15,000 shares subject to options exercisable and 61,690 shares held by REALSEARCH AG and 3,075 shares held by Three Rivers Energy Corporation, both affiliates of Mr. Zacharias.

     (5)  Excludes 1,366,558 shares held by Mrs. Teitelbaum's husband, William
          A. Teitelbaum, as to which shares Mrs. Teitelbaum disclaims beneficial ownership.

     (6) According to Schedule 13G dated February 11, 2000, Dimensional Fund Advisors Inc. ("Dimensional") holds such Common Stock for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. As such, Dimensional may have direct or indirect voting and/or investment discretion over the shares.

     (7)  Includes 282,400 shares subject to options.

                              PROXY PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

                  At the Annual Meeting, six directors will be elected, each to hold office (subject to the Company's Bylaws) until the next Annual Meeting of Stockholders and until his or her respective successor has been elected and qualified. Directors of the Company will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors.

                  If any nominee listed below should become unavailable as a candidate for any reason, which management does not anticipate, the proxy will be voted for any substitute nominee or nominees who may be selected by the Board of Directors prior to or at the Annual Meeting or, if no substitute is selected by the Board of Directors, for a motion to reduce the number of directors to the number of nominees available. The information concerning the nominees has been furnished by them to the Company. Each nominee has consented to being named a nominee for director and has agreed to serve if elected.


          THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
    FOR THE ELECTION OF THE SIX PERSONS NOMINATED TO THE BOARD OF DIRECTORS.


INFORMATION ABOUT DIRECTOR NOMINEES

                  The following table sets forth certain information concerning the nominees, four of whom are presently directors of the Company.

                                       Director
        Name                Age          Since                   Position
        ----                ---          -----                   --------
William A. Teitelbaum        50          1986          Chairman, Chief Executive Officer, President
                                                       and Director

Theresa Carlise              41          1993          Senior Vice President, Chief Financial Officer,
                                                       Secretary and Director

Samuel S. Zacharias          57          1993          Director

Irwin B. Goldstein           71          1993          Director

Damian Georgino              40          2000          Director

David Lang                   50          2000          Director


MR. TEITELBAUM has served as Chairman of the Company since 1986 and has served as President and Chief Executive Officer since 1991. In January 1997 Mr. Teitelbaum resigned as President, but retained his position as Chairman and Chief Executive Officer. In January 1998, Mr. Teitelbaum resumed the position of President. He also served as Vice President and Treasurer from 1986 to 1991. From 1980 to 1985, he was a partner of Bear Stearns & Co. Since 1985 Mr. Teitelbaum has been the sole shareholder and Chairman of Remsen Funding Corp., a New York investment firm. In addition, since 1991, Mr. Teitelbaum has served as a Director of Alarmax Distributors.

MS. CARLISE joined the Company in July 1986 as a financial systems consultant in connection with the establishment of an automated accounting system and subsequently became Controller of the Company in 1987. Ms. Carlise has served as Treasurer of the Company since 1991. She served as Vice President of Finance of the Company from April 1990 to April 1993, when she became Senior Vice President, Chief Financial Officer and a Director. From February 1998 Ms. Carlise has served as Secretary of the Company.

MR. ZACHARIAS has been President, Senior Partner and a Director of Gateway Financial Group, Inc., an insurance consulting and merchant banking firm, since 1983. Mr. Zacharias also has served as President and a Director of Realsearch International, Ltd., an investment-banking firm, since 1979. He has served as a Director of Three Rivers Energy Resources, Inc. since June 1976. Mr. Zacharias has served as a Director of the Company since January 1993.

MR. GOLDSTEIN was Senior Vice President--Credit for Warner Elektra Atlantic Corp. from 1985 until his retirement in 1992. From 1977 to 1985, Mr. Goldstein served in various positions at Warner Elektra Atlantic Corp., including Vice President and director of credit. Mr. Goldstein has served as a Director of the Company since September 1993.

MR. GEORGINO is currently founder and managing principal of Greenbrier Capital Partners LLC as well as Chairman, President and CEO of Georgino Industrial Supply, Inc., a privately held high growth technology-based industrial distributor. Prior to June of 1999, Mr. Georgino was Executive Vice President, General Counsel and Corporate Secretary of a publicly held company, USFilter Corporation. From September 1992 through July 1995 Mr. Georgino served as a General Attorney with Aluminum Company of America ("ALCOA").

MR. LANG is the President and founder of Compact Disc World Inc., an eleven-store music retail chain, located in South Plainfield, New Jersey, established in 1986. Mr. Lang has also served as Senior Vice President of SHM Mailers, since 1984.


BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

                  In Fiscal Year 2000, the Board of Directors met twice and also acted on three occasions by unanimous written consent. In Fiscal Year 2000, none of the directors attended fewer than 75% of aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board upon which such director served.

                  The Board of Directors of the Company has established an Audit Committee and a Compensation and Stock Option Committee. The Audit Committee, comprised of Messrs. Goldstein and Zacharias, oversees actions taken by the Company's independent auditors and reviews the Company's internal controls. The Audit Committee met twice in Fiscal Year 2000. The Compensation and Stock Option Committee, comprised of Mr. Zacharias, reviews the compensation of the Company's officers and administers the Company's 1993 Stock Option Plan, 1993 Non-Employee Director Stock Option Plan and 1997 Non-Employee Directors Stock Option Plan. The Compensation Committee did not meet but acted on one occasion by unanimous written consent in Fiscal Year 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                  As stated above, the Compensation and Stock Option Committee consists of Mr. Zacharias. During Fiscal Year 2000, no executive officer served on a compensation committee (or other board committee performing equivalent functions) or board of directors of an entity related to any member of the Board of Directors.

CASH COMPENSATION

                  Directors who are employees of the Company do not receive a retainer or fees for attending meetings of the Board of Directors or meetings of committees of the Board. Non-employee directors of the Company receive as compensation for their services to the Company, in addition to reimbursement for out-of-pocket expenses in connection with attending Board meetings, an annual fee of $5,000, payable in quarterly installments and a meeting fee of $1,000 for regularly scheduled meeting days and $500 for any committee meeting attended.

DIRECTOR STOCK OPTION PLANS

                  In May 1993, the Board of Directors adopted the National Record Mart, Inc. 1993 Non-Employee Director Stock Option Plan (the "1993 Directors Plan"), which was approved by the stockholders of the Company on June 3, 1993. The Directors Plan provides for the grant of options to purchase Common Stock to those directors who are not employees of the Company.

                  Options to purchase up to 15,000 shares of Common Stock may be granted under the 1993 Directors Plan. Shares issued upon exercise of options granted under the 1993 Directors Plan may be authorized but unissued shares, shares repurchased and held in treasury by the Company or a combination thereof. Each option vests over a five-year period with one-fifth of the option shares vesting on each of the first through fifth anniversaries of the date of the grant. The exercise price of options granted under the 1993 Directors Plan is the fair market value (as determined pursuant to the 1993 Directors Plan) of the Common Stock on the date of grant of the option (except that, in the case of the initial grant of options in fiscal 1994, the exercise price is $7.50 per share). Options granted under the Directors Plan may be exercised by a participant by giving written notice to the Company and by paying the exercise price in cash or by surrendering other shares of Common Stock with a market value equal to the exercise price.

                  The 1993 Directors Plan will terminate on the tenth anniversary of its effective date, subject to earlier termination by the Board of Directors. The Board of Directors has the authority to amend or terminate the 1993 Directors Plan at any time except that certain amendments require stockholder approval, such as amendments which would materially increase the benefits accruing to participants, materially increase the number of securities which may be issued under the 1993 Directors Plan or materially modify the requirements as to eligibility for participation in the 1993 Directors Plan. In addition, no action by the Board of Directors or the stockholders with respect to the 1993 Directors Plan may alter or impair any option previously granted without the participant's consent.

                  Options granted under the 1993 Directors Plan must be exercised within ten years from the date of grant. In the event of a participant's termination of membership on the Board of Directors, the participant will have three months to exercise any vested options then outstanding. In the case of termination of membership on the Board of Directors for disability or death of the participant, the participant or his or her estate or beneficiary (as applicable) will have twelve months to exercise any vested options. In the event of a "change in control" (as defined in the 1993 Directors Plan) involving the Company, all options then outstanding, including options which have not yet vested, will be deemed to vest immediately upon occurrence of the event constituting the change in control.

                  On June 30, 1997, the Company's Board of Directors approved the 1997 Non-Employee Directors Stock Option Plan (the "1997 Directors Plan"). The 1997 Directors Plan provides for the grant of a maximum of 25,000 shares in the aggregate to all independent members of the board who are not employees. The options are vested as of the grant date and are exercisable over a ten year period from the date of grant at an exercise price of not less than the fair market value of the Common Stock on the date of grant.

                  As of March 25, 2000, each of the two non-employee directors of the Company have received options to purchase (i) 5,000 shares of Common Stock at an exercise price of $7.50 under the 1993 Directors Plan, (ii) 5,000 shares of Common Stock at an exercise price of $2.50 under the 1997 Directors Plan and (iii) 5,000 shares of Common Stock at an exercise price of $3.31 under the 1997 Directors Plan. Options at the exercise price at $7.50 had no aggregate value as measured by the difference between the closing price of the Common Stock on the NASDAQ National Market System as of March 25, 2000 ($4.25 per share) and the exercise price of the options ($7.50 per share). With respect to options granted at the exercise price of $2.50 and $3.31, the value so measured of such unexercised options at March 25, 2000 for each of the non-employee directors was $9,690. Executive officers, directors who are employed by the Company and other employees of the Company are not eligible to receive any grant of options under the 1993 Directors Plan or the 1997 Directors Plan.


                       EXECUTIVE OFFICERS AND COMPENSATION

                  The Company's executive officers, other than Mr. Teitelbaum and Ms. Carlise, are identified below.

SCOTT BARGERSTOCK, age 50, is Vice President of Business Development and has served the Company since 1970 in various positions including Store Manager, District Manager and Regional Manager. Mr. Bargerstock was promoted in February 1998 to his current position.

JAMES BENEDETTI, age 37, is Vice President of Information Systems and has been with the Company for eleven years as Manager and Director of Information Systems. In February 1998, Mr. Benedetti was promoted to his current position.

CHARLES MICHAEL STEPHENSON, age 45 had a retail music background of twenty years with Camelot Music in Canton, Ohio prior to joining NRM in April of 1996 as Director of Marketing. In February 1998, Mr. Stephenson became Vice President of Marketing for the Company.

COMPENSATION OF EXECUTIVE OFFICERS

                  The following table sets forth information regarding the annual and long-term compensation paid by the Company during Fiscal Years 2000, 1999 and 1998 to the Chief Executive Officer and any other corporate officer who received in excess of $100,000 in compensation in Fiscal Year 2000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                             ANNUAL            COMPENSATION         ALL OTHER
                                                           COMPENSATION           AWARDS           COMPENSATION
                                                           ------------           ------           ------------
                                                                                 NUMBER OF
                                                                                SECURITIES
                                            FISCAL                              UNDERLYING
NAME AND PRINCIPAL POSITION                  YEAR            SALARY               OPTIONS
---------------------------                  ----            ------               -------
William A. Teitelbaum                        2000           $225,000                  --            $4,260(1)
Chairman, CEO, President                     1999           $225,000                  --            $3,616(1)
and Director                                 1998           $225,000             200,000            $9,148(1)


Theresa Carlise                              2000           $110,000                  --            $1,119(2)
Senior Vice President,                       1999           $110,000                 500            $1,122(2)
Chief Financial Officer                      1998           $100,962               3,000            $1,101(2)
and Director

(1) Amounts represent the Company's contributions to its 401(k) retirement savings plan on behalf of Mr. Teitelbaum and premiums paid for by the Company for life insurance, some of which were made pursuant to the terms of Mr. Teitelbaum's employment agreement, discussed below in "Certain Relationships and Related Transactions." Except as otherwise noted, no other compensation was paid during Fiscal Year 2000 (except for perquisites and other personal benefits, the amount of which was less than 10% of the officer's total compensation).

(2) Amounts represent the Company's contributions to its 401(k) retirement savings plan on behalf of Ms. Carlise and premiums paid for by the Company for life insurance. Except as otherwise noted, no other compensation was paid during Fiscal Year 2000 (except for perquisites and other personal benefits, the amount of which was less than 10% of the officer's total compensation).

OPTION EXERCISES IN FISCAL YEAR 2000 AND 2000 FISCAL YEAR-END VALUES

                  The following table sets forth certain information regarding options of the Named Executive Officers outstanding at the end of Fiscal Year 2000.

                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2000
                            AND FY-END OPTION VALUES

                       SHARES                     NUMBER OF SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                     ACQUIRED ON      REALIZED     UNEXERCISED OPTIONS AT FISCAL        IN-THE-MONEY OPTIONS AT
      NAME            EXERCISE          VALUE                YEAR-END                     FISCAL YEAR-END (5)
      ----            --------          -----                --------                     -------------------

                                                   EXERCISABLE     UNEXERCISABLE      EXERCISABLE    UNEXERCISABLE
                                                   -----------     -------------      -----------    -------------
William A.                0               0          170,000(4)       230,000(4)         $345,500        $834,500
Teitelbaum
(1) (2) (3)

                       SHARES                     NUMBER OF SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                     ACQUIRED ON      REALIZED     UNEXERCISED OPTIONS AT FISCAL        IN-THE-MONEY OPTIONS AT
      NAME            EXERCISE          VALUE                YEAR-END                     FISCAL YEAR-END (5)
      ----            --------          -----                --------                     -------------------

                                                   EXERCISABLE     UNEXERCISABLE      EXERCISABLE    UNEXERCISABLE
                                                   -----------     -------------      -----------    -------------
Theresa Carlise           0               0            12,300            6,200           $21,350          $10,150
(6)

(1) On June 15, 1996, the Company's Board of Directors approved the issuance to Mr. Teitelbaum of options to purchase 200,000 shares of the Company's Common Stock at an option exercise price of $2.50 per share. These options vest pro rata over 4 years, with an expiration date of June 15, 2007.

(2) On December 18, 1996, Mr. Teitelbaum canceled his option, granted in 1993, to purchase a total of 200,000 shares of the Company's Common Stock exercisable at a price of $.10 per share.

(3) On July 1, 1997, the Company's Board of Directors approved the issuance to Mr. Teitelbaum of options to purchase 200,000 shares of the Company's Common Stock. The options vest pro rata over twenty years and are exercisable at $0.10, with an expiration date of July 1, 2024. The options vest automatically in full upon the termination or death of Mr. Teitelbaum or the merger, acquisition or liquidation of the Company.

(4) Of the 170,000 exercisable options, 150,000 were exercisable at an exercise price of $2.50 per share and 20,000 were exercisable at an exercise price of $.10 per share and of the 230,000 unexercisable options, 50,000 will be exercisable at an exercise price of $2.50 per share and 180,000 will be exercisable at an exercise price of $.10 per share.

(5) The per share fair market value for the Company's Common Stock was $4.25 per share at March 25, 2000.

(6) On November 3, 1995, June 10, 1996, August 1, 1997 and November 17, 1998 the Company's Board of Directors approved the issuance to Ms. Carlise of options to purchase a total of 18,000 shares at an exercise price of $2.50 and 500 shares at an exercise price of $5.90. These options vest over a period of five years from date of grant with an expiration date of 10 years from date of grant.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's officers, directors and persons who own more than 10 percent of the Common Stock file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership of Common Stock and other equity securities on Form 4. Officers, directors and greater than 10 percent stockholders of the Company are required by the SEC regulations to furnish to the Company copies of all Section 16(a) reports that they file. To the Company's knowledge, based solely on reviews of such reports furnished to the Company and written representations that no other reports are required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with during Fiscal Year 2000.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

                  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement in whole or in part, the following report and the Stock Performance Graph on page 12 shall not be incorporated by reference into any such filings.


                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

To: The Board of Directors

                  The Compensation Committee of the Board of Directors of National Record Mart, Inc. (the "Company") is responsible for establishing the policies and programs which determine the compensation of the Company's Chief Executive Officer and other executive officers. The Committee reviews with the Board, in detail, all aspects of compensation for such officers. The Committee is also responsible for administering and granting stock options pursuant to the Company's 1993 Stock Option Plan. No member of the Committee is a former or current officer or employee of the Company.

                  Base Salaries and Bonuses. Except as provided below, the base salaries and bonuses of the executive officers for each fiscal year are established by the Board of Directors upon recommendation of the Committee. Base salary is determined at the beginning of each fiscal year and bonuses, if any, are awarded after the financial results for the fiscal year have become available.

                  Base salary depends primarily on the office and responsibilities of the executive officer and is reviewed annually. Increases are normally affected by the Company's financial performance. Two executive officers, William A. Teitelbaum and Theresa Carlise, have employment agreements with the Company. Mr. Teitelbaum's base salary for the 2000 fiscal year was specified under his employment agreement with the Company, dated April 1, 1993, described in the Company's proxy statement. Mr. Teitelbaum's employment agreement establishes his base salary at $225,000 per year. Ms. Carlise's employment agreement, dated as of January 1, 1996, which is also described in the Company's proxy statement, establishes her base salary at $100,000 per year with such increases as the Chief Executive Officer deems appropriate.

                  As to bonuses, it is a basic philosophy of the Committee that executive officers should have a meaningful portion of their total compensation tied to the profitability of the Company. Accordingly, financial results for the fiscal year in question are the primary consideration in determining the bonuses of executive officers, but other factors have significance as well, including the individual performance of each officer. Under the terms of his employment agreement, Mr. Teitelbaum is entitled to bonus compensation in an amount equal to 4% of the increase (if any) in the Company's "pre-tax operating income" over the prior year. No such bonus was paid in Fiscal Years 2000, 1999 or 1998. Pursuant to her agreement, Ms. Carlise is entitled to such bonus compensation, as the Committee deems appropriate. No such bonus was paid in Fiscal Years 2000, 1999 and 1998

                  Stock Options. Stock options are the principal form of long-term compensation presently received by the Company's executive officers. The Committee views stock options as particularly beneficial long-term incentives because such options aid in tying the interests of the executives with those of the stockholders. The decisions of the Committee with respect to stock options are based upon each individual's job level and performance. A total of 7,500 stock options were granted to executive officers in Fiscal Year 2000.

                                            Compensation Committee
                                            Samuel S. Zacharias
                                            June 20, 2000


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                  Teitelbaum Loans. Mr. Teitelbaum, Chairman, Chief Executive Officer and President of the Company, has incurred indebtedness to the Company in a variety of transactions since 1993. The transactions represented cash advances, expense payments and a tax withholding payment. A portion of the indebtedness is evidenced by a note agreement in favor of the Company providing for interest at prime plus 1-1/2%. The largest amount of indebtedness outstanding during fiscal year 2000 was approximately $500,433. As of March 25, 2000, the amount of the indebtedness was $380,154. The indebtedness is secured by a pledge of options granted to Mr. Teitelbaum in June 1996 to purchase 200,000 shares of common stock of the Company at $2.50 per share (see footnotes 1, 2 and 3 to the table "Aggregate Option Exercise in Fiscal Year 2000 and Fiscal Year End Option Values" on page 8).

                  Employment Agreements. William A. Teitelbaum has an employment agreement with the Company for an initial term of five years commencing on April 1, 1993. Such term was automatically renewed on April 1, 1996 for an additional year and is automatically renewed on each anniversary of such date unless either party elects to terminate such automatic renewal. The agreement provides for an annual base salary of $225,000 commencing on June 27, 1993, with annual cost of living increases or other merit increases approved by the Board of Directors, plus a bonus equal to four percent of the increase in the Company's pre-tax operating income from the prior fiscal year, subject to a maximum bonus equal to his base salary. Pursuant to the agreement, the Company has purchased $5.0 million of life insurance for which Mr. Teitelbaum may designate the beneficiary. The agreement prohibits Mr. Teitelbaum from competing with the Company during his employment and for a period equal to the greater of (i) two years after his termination for proper cause or (ii) the period of time during which he is receiving payments from the Company pursuant to the agreement. The agreement requires the Company to pay Mr. Teitelbaum an amount equal to 2.99 times his "base amount" (as defined by the Internal Revenue Code) if, following a change in control of the Company, the agreement is terminated by the Company or, if the Company achieves certain minimum shareholder investment returns. Under his employment agreement, Mr. Teitelbaum is entitled to fringe benefits including vacation and health insurance pursuant to the compensation policies and practices of the Company, as well as an automobile and reimbursement for expenses reasonably incurred by Mr. Teitelbaum in connection with the performance of his services to the Company. Mr. Teitelbaum is also entitled to such supplementary retirement benefits, if any, as may be provided by any plan or plans hereafter established by the Company. The agreement provides that Mr. Teitelbaum will devote a substantial majority of his working time as a full-time officer of the Company, although it permits him to engage in non-competitive business activities.

                  In addition, Theresa Carlise has an employment agreement with the Company for an initial term of three years commencing on January 1, 1996. Such term was automatically renewed on December 31, 1997 for three additional years. The agreement provides for an annual base salary of $100,000, with annual cost of living increases and such merit increases, as the Chief Executive Officer may deem appropriate. Pursuant to the agreement, Ms. Carlise is also eligible for such bonus compensation as the Board of Directors of the Company determines to be appropriate and is entitled to vacation, retirement benefits and other fringe benefits. The agreement prohibits Ms. Carlise from competing with the Company during her employment and for a one-year period following termination of her employment, unless she is terminated without proper cause or because of disability.

                  The Company believes that each of the transactions and agreements above contains terms no less favorable to the Company than could be obtained from unaffiliated third parties on arms' length basis.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

                  The following graph compares the quarterly percentage change in cumulative total stockholder return on the Company's common stock during the period from August 5, 1993 (the date on which the Company's stock first traded on the NASDAQ National Market System) to March 25, 2000 with the quarterly cumulative total stockholder return during such period on stocks included in (a) the NASDAQ Composite Index and (b) an index of peer issuers in the Company's industry (the "Peer Group Index") made up of the Company, Trans World Entertainment Corp., and Musicland Stores Corp., weighted for market capitalization as of the beginning of the period presented. The information presented in the graph assumes that $100 was invested on August 5, 1993 in the Company's stock, the NASDAQ Composite Index and the Peer Group Index and that all dividends were reinvested.


                          QUARTERLY CUMULATIVE RETURN


                                              PEER
                                NRM           GROUP          NASDAQ
                                ---           -----          ------
Aug 93                        $100.00        $100.00        $100.00
Sep 93                        $ 76.67        $121.15        $106.61
Dec 93                        $ 96.67        $138.94        $108.57
Mar 94                        $ 73.33        $128.58        $103.91
Jun 94                        $ 53.33        $105.35        $ 98.67
Sep 94                        $ 66.67        $ 99.16        $106.82
Dec 94                        $ 46.67        $ 63.01        $105.10
Mar 95                        $ 35.00        $ 59.81        $114.22
Jun 95                        $ 31.67        $ 61.88        $130.46
Sep 95                        $ 36.67        $ 53.96        $145.85
Dec 95                        $ 12.71        $ 26.41        $147.05
Mar 96                        $ 15.00        $ 26.49        $153.93
Jun 96                        $ 31.67        $ 30.72        $165.62
Sep 96                        $ 20.00        $ 18.73        $171.48
Dec 96                        $ 16.67        $ 19.86        $180.44
Mar 97                        $ 23.33        $ 25.17        $170.75
Jun 97                        $ 17.50        $ 40.76        $201.55
Sep 97                        $ 60.00        $ 87.65        $235.60
Dec 97                        $ 48.33        $ 99.16        $219.48
Mar 98                        $ 78.33        $147.34        $256.56
Jun 98                        $130.83        $213.14        $264.81
Sep 98                        $ 85.00        $152.49        $236.74
Dec 98                        $121.67        $175.43        $306.46
Mar 99                        $ 59.17        $100.78        $344.01
Jun 99                        $ 55.83        $104.14        $375.42
Sep 99                        $ 46.67        $106.16        $383.81
Dec 99                        $ 36.67        $ 93.37        $568.74
Mar 00                        $ 47.08        $ 81.48        $639.11

                              PROXY PROPOSAL NO. 2
                       APPOINTMENT OF INDEPENDENT AUDITORS

                  The Board of Directors will request that stockholders ratify the appointment of Ernst & Young LLP as the Company's independent auditors to examine the financial statements of the Company for the year ending March 31, 2001. The firm of Ernst & Young LLP has served as the Company's public accountants since 1991. A representative of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from stockholders.

                  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY.


EXPENSES OF SOLICITATION

                  The costs of this solicitation have been, or will be borne, by the Company. In addition to the use of the mails, proxies may be solicited by the Company's directors, officers and employees, without extra compensation, by personal interview, telephone and telegram. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material and annual reports to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket and clerical expenses incurred by them in connection therewith.


ANNUAL REPORT ON FORM 10-K

UPON WRITTEN REQUEST OF ANY STOCKHOLDER SOLICITED HEREBY, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 25, 2000. REQUESTS SHOULD BE DIRECTED TO THERESA CARLISE, 507 FOREST AVENUE, CARNEGIE, PENNSYLVANIA 15106. ANY BENEFICIAL OWNER SHOULD INCLUDE A GOOD FAITH REPRESENTATION THAT AS OF THE RECORD DATE HE OR SHE IS A BENEFICIAL OWNER OF SECURITIES ENTITLED TO VOTE.


DISCRETIONARY VOTING

        The Board of Directors does not know of any other business that may be presented for consideration at the Annual Meeting. If any other business should properly come before the Annual Meeting, it is the intention of those named in the Proxies solicited hereby to vote the shares represented by such Proxies in accordance with their judgment on such matters.

STOCKHOLDER PROPOSALS FOR 2000

                  A proposal submitted by a stockholder for the regular annual meeting of stockholders to be held in 2001 must be received by the Secretary, National Record Mart, Inc., 507 Forest Avenue, Carnegie, Pennsylvania 15106 on or prior to April 20, 2001 in order to be eligible for inclusion in the Company's Proxy Statement for that annual meeting. In connection with the 2001 Annual Meeting of Stockholders, if the Company does not receive notice of a matter or proposal to be considered (whether or not the proponent thereof intends to include such matter or proposal in the proxy statement of the Company) on or before July 5, 2001 then the persons appointed by the Board of Directors to act as the proxies for such annual meeting will be allowed to use their discretionary voting authority with respect to any such matter or proposal at such annual meeting, if such matter or proposal is raised at such annual meeting.

                                             By Order of the Board of Directors,

                                                        Theresa Carlise
                                                           Secretary

                           NATIONAL RECORD MART, INC.
           PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AT
  JAMES H. REED BUILDING, 435 SIXTH AVENUE, NINTH FLOOR, PITTSBURGH, PA 15219
              THURSDAY, SEPTEMBER 21, 2000, 9:30 A.M. (LOCAL TIME)
                      SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder of NATIONAL RECORD MART, INC. (the "Company") does hereby appoint William A. Teitelbaum and Theresa Carlise, or either of them acting individually, with full power of substitution, as proxies of the undersigned to vote at the Annual Meeting of Stockholders of the Company to be held September 21, 2000 (the "Annual Meeting"), and at all adjournments thereof, all the shares of Common Stock of the Company which the undersigned may be entitled to vote, on the matters set forth on the reverse side of this card and described in the Proxy Statement and, in their discretion, on any other business which may properly come before the Annual Meeting.

The undersigned stockholder hereby also revokes all previous proxies for the Annual Meeting, acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement both dated August 23, 2000, and of the Annual Report to Stockholders for 2000.

YOU ARE URGED TO PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE MEETING.

The shares represented by this Proxy will be voted as directed by the stockholder. If this proxy is executed but no direction is given, the shares will be voted "FOR" Items 1 and 2.

                (Continued and to be signed on the reverse side)


--------------------------------------------------------------------------------

[ X ]    Please mark your votes in the following manner

         ITEM 1 -- Election of the following six directors: William A. Teitelbaum, Theresa Carlise, Samuel S. Zacharias, Irwin B. Goldstein, Damian Georgino and David Lang. A vote FOR includes discretionary authority to vote for a substituted nominee if any of the nominees listed becomes unable to serve or for a good cause will not serve.

                FOR All               WITHHOLD
               Nominees              AUTHORITY
           (except as shown         to Vote for
             to the right)          All Nominees

                [ ]                     [ ]       (To withhold authority to vote
                                                  for one or more nominees,
                                                  print such nominee's or
                                                  nominees' name(s) on the line
                                                  below


                                                  ------------------------------


         ITEM 2 - Ratification of the appointment of Ernst & Young as independent auditors of the Company for the fiscal year ending March 31, 2001.

                FOR           AGAINST             ABSTAIN

                [ ]             [ ]                 [ ]


         Please date and sign exactly as your name appears hereon and return in the enclosed envelope. If acting as attorney, executor, administrator, guardian or trustee, please so indicate with your full title when signing. If a corporation, please sign in full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.





SIGNATURE(S)                                        DATE
            ----------------------------------------    ------------------------


NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor administrator, trustee or guardian, please give full title as such.